CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                              GENESIS ENERGY, L.P.

               The undersigned represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

               1 The name of the limited partnership is Genesis Energy, L.P. (the "Partnership").

               2 The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:


                     Name and Address
                   of Registered Agent         Address of Registered Office
                   -------------------         ----------------------------

               The Corporation Trust Company      Corporation Trust Center
               Corporation Trust Center           1209 Orange Street
               1209 Orange Street                 Wilmington, Delaware   19801
               Wilmington, Delaware   19801

               3 The name and business address of the General Partner is as follows:

                    General Partner                    Address
                    ---------------                    -------
                 GENESIS ENERGY, L.L.C.              500 Dallas
                                                     Suite 3200
                                                     Houston, Texas   77002



               WHEREFORE, the undersigned has executed this Certificate as of September 5th, 1996.

                                     GENERAL PARTNER:

                                     GENESIS ENERGY, L.L.C.

                                     By:  Basis Petroleum, Inc.
                                          As Member

                                     By:  /s/ Jeffrey R. Serra
                                          -------------------------------
                                          Jeffrey R. Serra, Chairman,
                                          President and Chief Executive
                                            Officer